Exhibit 10.25

FOURTH MODIFICATION AGREEMENT

This Fourth Modification Agreement is made and entered into as of the 31st day of December, 2002 by and among KRUPP GOVERNMENT INCOME TRUST, a Massachusetts business trust (“GIT”), MC NAB-K C 3 LIMITED PARTNERSHIP, a Massachusetts limited partnership (the “Partnership”), and KRUPP GP, INC., a Massachusetts corporation, GEORGE KRUPP, an individual and DOUGLAS KRUPP, an individual (collectively, the “Partners”).

WHEREAS, the Partnership agreed to pay additional interest to GIT pursuant to a Subordinated Promissory Note (the “Subordinated Note”) made by the Partnership in favor of GIT, which is secured by a Subordinated Multifamily Mortgage, Assignment of Rents and Security Agreement (the “Subordinated Mortgage”) dated December 28, 1990 (collectively, the “Subordinated Loan Documents”);

WHEREAS, the Partners have executed an Additional Loan Agreement and an Additional Loan Note evidencing additional indebtedness of the Partners to GIT of Two Million Four Hundred Seventy-One Thousand Two Hundred Ninety-Four and No/100 Dollars ($2,471,294.00) (the “Additional Loan”), which Additional Loan is secured by Pledge and Security Agreements and UCC financing statements with all documents dated December 28, 1990 (collectively, the “Additional Loan Documents”);

WHEREAS, certain terms of the Subordinated Loan Documents and the Additional Loan Documents have been modified in the Modification Agreement dated May 1997, the Extension and Second Modification to the Additional Loan Agreement and Additional Loan Note dated July 1, 2002 and the Extension of and Third Modification to the Additional Loan Agreement and Additional Loan Note dated September 1, 2002 (collectively, the “Modification Agreements”);

WHEREAS, in accordance with the terms of the Subordinated Loan Documents, the Additional Loan Documents and the Modification Agreements, unless extended, the terms of the Additional Loan Note expire on December 31, 2002;

WHEREAS, the undersigned parties have mutually agreed to extend the terms of the Additional Loan Documents and to further modify the terms of the Subordinated Loan Documents and the Additional Loan Documents;

NOW THEREFORE, in consideration of the foregoing recitals, the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the undersigned parties hereby agree as follows:

1.             Extension of Additional Loan Note

Section A of the Additional Loan Note, which previously has been amended in certain of the Modification Agreements, is amended to read in its entirety as follows:

A.      Unless otherwise accelerated as provided herein or in the Additional Loan Agreement, the outstanding principal balance shall be payable on December 31, 2003 (the “Payment Date”).

2.             Acceleration of Maturity

Section 3.A. of the Subordinated Promissory Note is hereby amended to reduce from twelve (12) calendar months to six (6) calendar months the period by which GIT must give written notice to the Partnership of GIT’s decision to accelerate the Maturity Date of the Subordinated Note in accordance with Section 3 of the Subordinated Note.

Section 6. of the Additional Loan Agreement is hereby amended to reduce from twelve (12) calendar months to six (6) calendar months the period by which GIT must give written notice to the Partners of GIT’s decision to accelerate the Payment Date of the Additional Loan Note in accordance with Section 6 of the Additional Loan Agreement.

3.             Determination of Project Value

Notwithstanding any provision to the contrary contained in the Subordinate Loan Documents, the Additional Loan Documents or the Modification Agreements, the undersigned parties agree that the value of the Project, for purposes of determining the Payment Obligations under the Section 6 of the Modification Agreement shall be as follows:

•                  A.            In the event that the Project is sold, the Payment Obligation shall be based on the sales price of the Project, provided there is an executed purchase and sale agreement for a bone fide arms-length transaction with a non-related third party purchaser no later than July 1, 2003.  If the Project is not under such a purchase and sale agreement by July 1, 2003, the Payment Obligation shall be based on the greater of any ensuing sales price or a $19,000,000 Value.

•                  B.            In the event that the Project is refinanced, the Payment Obligation shall be based on the greater of the value of the Project as determined by an appraisal that is prepared in accordance with the Subordinate Loan Documents at the time of the refinancing transaction or a $19,000,000 Value.  At that time, GIT may exercise discretion as to whether it will agree to an appraised value prepared for the refinancing lender in lieu of requiring a separate appraisal.

•                  C.            In the event that the Project is neither sold nor refinanced prior to the Payment Date, the Payment Obligation shall be based on a $19,000,000 Value if a permitted prepayment occurs prior to July 31, 2003 or based on the greater of an appraisal that is prepared in accordance with the Subordinate Loan Documents at the time of the prepayment or a $19,000,000 Value.

4.             Conditions Precedent

Notwithstanding any contrary provision, this document is not effective unless and until GIT receives counterparts of this document executed by each party named on the signature page or pages of this document.

5.             Ratifications

To induce GIT to enter into this document, the Partnership and the Partners (a) ratify and confirm all provisions of the Subordinate Loan Documents, the Additional Loan Documents and the Modification Agreements as amended by this document, (b) ratify and confirm that all guaranties, assurances, and Liens (as defined in the Subordinate Loan Documents, the Additional Loan Documents and the Modification Agreements) granted, conveyed, or assigned to GIT under the Subordinate Loan Documents, the Additional Loan Documents and the Modification Agreements (as they have been renewed, extended, and amended) are not released, reduced, or otherwise adversely affected by this document and continue to guarantee, assure, and secure full payment and performance of the present and future indebtedness arising hereunder, and (c) agree to perform those acts and duly authorize, execute, acknowledge, deliver, file, and record those additional documents as GIT may request in order to create, perfect, preserve, and protect those guarantees, assurances, and Liens.

6.             Representations

To induce GIT to enter into this document, the Partnership and Partners represent and warrant to GIT that as of the date of this document (a) the Partnership and Partners have all requisite authority and power to execute, deliver and perform their respective obligations under this document, which execution, delivery, and performance have been duly authorized by all necessary corporate action in the case of Krupp GP, Inc., require no action by or filing with any governmental authority, do not violate any of Krupp GP, Inc.’s organizational documents or violate any law applicable to any of the Partnership’s or Partners or any material agreement to which they or their assets are bound, (b) upon execution and delivery by all parties to it, this document will constitute the Partnership’s and Partners’ legal and binding obligation, enforceable against each of them in accordance with this document’s terms except as that enforceability may be limited by debtor relief laws and general principles of equity, (c) all other representations and warranties in the Subordinated Loan Documents, the Additional Loan Documents and the Modification Agreements are true and correct in all material respects except to the extent that any of them speak to a different specific date, and (d) no Default or Event of Default exists.

7.             Miscellaneous

Except as specifically amended and modified in this document, the Subordinate Loan Documents, the Additional Loan Documents and the Modification Agreements are unchanged and continue in full force and effect.

The parties hereto have caused this Fourth Modification Agreement to be duly executed as of the date first written above.

Partnership:

McNab-K C 3 Limited Partnership, a Massachusetts limited partnership

By:	Krupp GP, Inc., a Massachusetts corporation, general partner

By:
Name:
Title:

Partners:

Krupp GP, Inc., a Massachusetts corporation

By:
Name:
Title:

George Krupp, an individual

Douglas Krupp, an individual

GIT:

Krupp Government Income Trust, a Massachusetts business trust

By:	Berkshire Mortgage Advisors Limited Partnership, its advisor
By:	BRF Corporation, its general partner

By:
Name:
Title: